Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-109315) of SLM Corporation of our report dated June 24, 2008 relating to the financial statements of Sallie Mae 401(k) Retirement Savings Plan, which appear in this Form 11-K.

/s/  PricewaterhouseCoopers LLP

McLean, VA

June 24, 2008